UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 26, 2012 (January 20, 2012)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

877 North 8th West, Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
(Former Name, Former Address or Former Fiscal Year, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

□           Written communications pursuant to Rule 425 under the Securities Act
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 2.01:  Completion of Acquisition or Disposition of Assets

Item 2.01.  Completion of Acquisition or Disposition of Assets

On January 20 and 24, 2012, U.S. Energy Corp. (“USE”) through its wholly owned subsidiary Energy One LLC, completed the sale of an undivided 75% of its undeveloped acreage in its Yellowstone and SE HR leasehold acreage in McKenzie County, North Dakota to Geo Resources, Inc. (“GeoResources”) and Yuma Exploration and Production Company, Inc. (“Yuma”) for $16.7 million.  USE retained the remaining 25% of its interest in the undeveloped acreage and its original working interest and production in ten gross wells drilled and/or in progress to date.  Of these ten wells, five wells are currently producing and five wells are anticipated to be completed by mid-year, based upon Zavanna’s current 2012 completion schedule.  In addition to the sale of the undeveloped acreage in the Yellowstone and SE HR leasehold, in December 2011, USE sold 75% of its undeveloped acreage in its Rough Rider leasehold acreage in Williams and McKenzie Counties, North Dakota to Brigham Exploration LLC (“Brigham”) for $13.7 million.  Pro forma financial information was not required under Article 11 of Regulation S-X for the Brigham sale.  The Brigham transaction was less than 10% of assets, however, the aggregate of all sale transactions was considered significant.

Item 2.06 Material Impairments

The Company has engaged Colliers International (“Colliers”) to list its Remington Village apartment complex in Gillette, Wyoming for $19.7 million.  This property is classified in the historical financial statements as held for sale and its operations have been reflected as discontinued operations.  The Company expects to solicit bids for the property during the second quarter with the intent to close on the sale of the property during 2012.  The amount of such bids cannot be determined and could result in a sale price higher or lower than the listed price.  The current cost basis for Remington Village is $20.8 million.  The Company concluded on January 20, 2012 that it expects to record a non-cash impairment in the fourth quarter of 2011.  The Company is currently estimating the fair value of the property and the amount of impairment has not yet been determined.

Section 9:  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(b) Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information is filed as required by Article 11 of Regulation S-X, as promulgated pursuant to the Securities Act and the Exchange Act, and is attached hereto as Exhibit 99.7

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2011 of the Company.

Safe Harbor Statement

Information provided in this report and the exhibit hereto contains statements that are “forward-looking” statements, usually containing the words “will,” “anticipates,” “believe,” “estimate,” “project,” “expect,” “target,” “goal,” or similar expressions.  Forward looking statements in the exhibit relate to, among other things, U.S. Energy Corp.’s expected future production rates and capital expenditures, its drilling and fracing of wells with industry partners, its ownership interests in those wells and their expected costs, the oil and natural gas targets or goals for the wells, future capital expenditures and projects, the amount of the impairment charge referenced above and future production, reserves, borrowing capacity and sale or joint venture transactions.  These statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, future trends in commodity and/or mineral prices, the availability of capital, competitive factors, and other risks described in the Company’s filings with the SEC (including, without limitation, the Form 10-K for the year ended December 31, 2010 and the Form 10-Q filed November 7, 2011).

The forward-looking statements referenced above are made only as of the date of this report.  We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: January 26, 2012	By:	/s/ Keith G. Larsen
Keith G. Larsen, CEO